AGREEMENT

                        CONCERNING THE EXCHANGE OF STOCK

                                     BETWEEN

                       CAPITAL ADVISORS ACQUISITION CORP.

                                       AND

                                 SHAREHOLDERS OF

                        HARVARD FINANCIAL SERVICES, INC.

1        EXCHANGE OF SECURITIES .............................................1
         1.1      Exchange of Shares ........................................1
         1.2      Exemption from Registration ...............................1
         1.3      Non-taxable Transaction ...................................1

2        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS .................1
         2.1      Organization ..............................................2
         2.2      Capital Stock .............................................2
         2.3      Subsidiaries ..............................................2
         2.4      Directors and Officers ....................................2
         2.5      Financial Statements ......................................2
         2.6      Absence of Changes ........................................2
         2.7      Absence of Undisclosed Liabilities ........................2
         2.8      Tax Returns ...............................................2
         2.9      Patents, Trade Names and Rights ...........................3
         2.10     Compliance with Laws ......................................3
         2.11     Litigation ................................................3
         2.12     Authority .................................................3
         2.13     Ability to Carry Out Obligations ..........................3
         2.14     Full Disclosure ...........................................3
         2.15     Assets ....................................................4
         2.16     Material Contracts ........................................4

3        REPRESENTATIONS AND WARRANTIES OF CAPITAL ..........................4
         3.1      Organization ..............................................4
         3.2      Capital Stock .............................................4
         3.3      Subsidiaries ..............................................4
         3.4      Directors and Officers ....................................4
         3.5      Patents, Trade Names and Rights ...........................4
         3.6      Compliance with Laws ......................................4
         3.7      Litigation ................................................5
         3.8      Authority .................................................5
         3.9      Ability to Carry Out Obligations ..........................5
         3.10     Full Disclosure ...........................................5
         3.11     Assets ....................................................5

4        COVENANTS ..........................................................6
         4.1      Investigative Rights ......................................6
         4.2      Conduct of Business .......................................6

5        CLOSING ............................................................6
         5.1      Closing ...................................................6
         5.2      Deliveries at Closing .....................................6
         5.2.1    Shareholders' Deliveries at Closing .......................6
         5.3      CAPITAL Deliveries at Closing .............................6

                                      (i)

6        CONDITIONS TO OBLIGATIONS TO CLOSE .................................7
         6.1      Conditions to Obligations of Shareholders to Close ........7
         6.2      Conditions to Obligations of CAPITAL ......................7

7        INDEMNIFICATION ....................................................7
         7.1      Indemnification ...........................................7
         7.3      Notice and Opportunity to Defend ..........................7

8        MISCELLANEOUS ......................................................8
         8.1      Costs .....................................................8
         8.2      Additional Documentation ..................................8
         8.3      Captions and Headings .....................................9
         8.4      No Oral Change ............................................9
         8.5      Non-Waiver ................................................9
         8.6      Time of Essence ...........................................9
         8.7      Choice of Law .............................................9
         8.8      Counterparts and/or Facsimile Signature ...................9
         8.9      Notices ...................................................9
         8.10     Binding Effect ............................................10
         8.11     Mutual Cooperation ........................................10
         8.12     Brokers ...................................................10
         8.13     Survival of Representations and Warranties ................10

         SCHEDULE A LIST OF HARVARD SHAREHOLDERS ............................14
         EXHIBIT 1.2 INVESTMENT LETTER
         EXHIBIT 2.4 OFFICERS AND DIRECTORS
         EXHIBIT 2.5 FINANCIAL STATEMENTS
         EXHIBIT 2.18 MATERIAL CONTRACTS OF HARVARD
         EXHIBIT 10.12 BROKERS

                                      (ii)

                                    AGREEMENT

     THIS AGREEMENT made this 23rd day of July, 1997, by and between CAPITAL ADVISORS ACQUISITION CORP., a Delaware Corporation ("CAPITAL"); and THE UNDERSIGNED SHAREHOLDERS ("Shareholders@) owners of 100% of the stock of HARVARD FINANCIAL SERVICES, INC., a New Jersey Corporation ("HARVARD").

     WHEREAS, Shareholders hold all of the issued and outstanding common stock of HARVARD; and

     WHEREAS, CAPITAL, a public company, desires to exchange shares of its common stock for all of the issued and outstanding common stock of HARVARD held by the Shareholders, thereby making HARVARD a wholly owned subsidiary of CAPITAL; and

     WHEREAS, Shareholders desire to exchange all of the issued and outstanding common stock of HARVARD for 10,250,000 shares of the common stock of CAPITAL, all as more fully set forth herein below; and

     WHEREAS, the Board of Directors of CAPITAL has authorized its proper corporate officers to effect the transactions contemplated herein.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the following terms and conditions:

1    EXCHANGE OF SECURITIES

     1.1 Exchange of Shares. Subject to all the terms and conditions of this Agreement, CAPITAL will deliver to Shareholders 10,250,000 shares of previously authorized but unissued unregistered shares of CAPITAL $0.0001 par value common stock ("CAPITAL Shares"), in exchange for all of the issued and outstanding shares of HARVARD owned by HARVARD Shareholders.

     1.2 Exemption from Registration. The parties hereto intend that the CAPITAL Shares to be exchanged shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder and exempt from the registration requirements of the applicable states. In furtherance thereof, Shareholders will execute and deliver to CAPITAL on the closing date, investment letters suitable to CAPITAL counsel, in form substantially as per Exhibit 1.2 attached hereto.

     1.3 Non-taxable Transaction. The parties intend to effect this transaction as a non-taxable reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

2    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Shareholders hereby represent and warrant to CAPITAL that:

     2.1 Organization. HARVARD is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     2.2 Capital Stock. The authorized capital stock of HARVARD consists solely of 20,000,000 shares of $.0001 par value common stock and 5,000,000 shares of Preferred Stock variable par value, ** shares of common stock and 320,000 shares of Preferred Stock are currently issued and outstanding all of which are owned by Shareholders. HARVARD agrees that all of the Preferred Stock shall be converted to Common Stock prior to Closing. All of the issued and outstanding shares of HARVARD are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating HARVARD to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3 Subsidiaries. HARVARD does not have any subsidiaries or own any interest in any other enterprise.

     2.4 Directors and Officers. Exhibit 2.4 hereto contains the names and titles of all directors and officers of HARVARD as of the date of this Agreement.

     2.5 Financial Statements. Exhibit 2.5 hereto consists of the financial statements of HARVARD as of December 31, 1996 which have been certified by Independent Public Accountants and Exhibit 12.5(a) consists of the unaudited financial statements of HARVARD as of June 30, 1997 and for the periods then ended. The financial statements have been prepared in accordance with generally accepted accounting principles on an accrual basis and practices consistently followed by HARVARD throughout the periods indicated, and fairly present the financial position of HARVARD as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

     2.6 Absence of Changes. Since the date of HARVARD's financial statements included in Exhibit 2.5(a), there has not been any change in the financial condition or operations of HARVARD, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

-----------------------------------
** To be supplied prior to Closing.

     2.7 Absence of Undisclosed Liabilities. As of the date of HARVARD's most recent balance sheet included in Exhibit 2.5(a), HARVARD did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in such balance sheet.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, HARVARD has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any reflected in the Exhibits are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by HARVARD.

     2.9 Patents, Trade Names and Rights. HARVARD owns and holds all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. HARVARD is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     2.10 Compliance with Laws. HARVARD has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

     2.11 Litigation. HARVARD is not a defendant to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of the Shareholders, threatened against or affecting HARVARD or its business, assets or financial condition. HARVARD is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. HARVARD is not engaged in any material lawsuits to recover monies due it.

     2.12  Authority.  The Board of  Directors  of HARVARD  has  authorized  the
execution  of  this  Agreement  and  the   consummation   of  the   transactions
contemplated herein, and HARVARD has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Shareholders and is enforceable in accordance with its terms and conditions.

     2.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Shareholders and the performance by Shareholders of their obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which HARVARD is a party, or by which it may be bound, nor will any consents or authorizations of any party to the Shareholders= performance of their obligations hereunder be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of HARVARD; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of HARVARD.

     2.14 Full Disclosure. None of the representations and warranties made by HARVARD Shareholder herein or in any exhibit, certificate or memorandum furnished or to be furnished by Shareholders, or on their behalf, contain or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     2.15 Assets.

     2.15.1. HARVARD has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on Exhibit 2.5(a).

     2.16  Material  Contracts.  Material  contracts of HARVARD are set forth in
Exhibit 2.16.

3    REPRESENTATIONS AND WARRANTIES OF CAPITAL

     CAPITAL represents and warrants to Shareholders that:

     3.1 Organization. CAPITAL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     3.2 Capital Stock. The authorized capital stock of CAPITAL consists of 60,000,000 shares of common stock, par value $0.0001 of which 1,800,000 common stock will be issued and outstanding prior to Closing. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements or commitments obligation CAPITAL to issue or to transfer from treasury any additional shares of its capital stock of any class, other than those listed in CAPITAL's 1934 Act filings with the Securities and Exchange Commission.

     3.3 Subsidiaries. CAPITAL does not have any subsidiaries or own any interest in any enterprise.

     3.4 Directors and Officers. The names and titles of all directors and officers of CAPITAL are as set forth in Form 10-A for the fiscal year ended December 31, 1996 as on file with the Securities and Exchange Commission.

     3.5 Patents, Trade Names and Rights. To the best of its knowledge CAPITAL owns and holds all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. CAPITAL is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     3.6 Compliance with Laws. CAPITAL has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation and all federal and state securities laws (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934) and all material respects NASDAQ rules) affecting its properties or the operation of its business.

     3.7 Litigation. CAPITAL is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of CAPITAL threatened against or affecting CAPITAL or its business, assets or financial condition except for suits as described in its 1934 Act filings. CAPITAL is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

     3.8 Authority. The Board of Directors of CAPITAL has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and CAPITAL has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of CAPITAL enforceable in accordance with its terms.

     3.9 Ability to Carry Out Obligations. The execution and delivery of this Agreement by CAPITAL and the performance by the CAPITAL of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which CAPITAL is a party, or by which it may be bound, nor will any consents or authorizations of any party to CAPITAL's performance of its obligation hereunder; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of CAPITAL; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of CAPITAL.

     3.10 Full Disclosure. None of the representations and warranties made by CAPITAL herein or in any exhibit, certificate or memorandum furnished or to be furnished by CAPITAL or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     3.11 Assets. CAPITAL has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated in its 1934 Act filings.

     3.12 Filings with the SEC. CAPITAL has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") (collectively, the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, false or misleading. CAPITAL has delivered to Shareholders a correct and complete copy of each Public Report (together with all claims and schedules thereto and as amended to date).

4    COVENANTS RELATING TO THE PERIOD PRIOR TO CLOSING

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

     4.2 Conduct of Business. Prior to Closing, Shareholders represent that HARVARD shall conduct its business in the normal course. HARVARD shall not amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction without the prior approval of CAPITAL, not to be unreasonably withheld.

5    CLOSING

     5.1 Closing. The closing of this transaction shall be held at the offices of HARVARD prior to or on August 20, 1997, at such other place and time as is mutually agreeable to the parties, or by FAX and Federal Express.

     5.2 Deliveries at Closing.

     5.2.1.   Shareholders'   Deliveries  at  Closing.   At  the  Closing,   the
Shareholders shall deliver the following items:

     5.2.1.1 certificates representing all of the shares of HARVARD stock held by the Shareholders, along with a stock power or stock powers duly executed by the Shareholders in blank;

     5.2.1.2 an investment letter in the form of Exhibit 1.2 hereof, duly executed by the Shareholders;

     5.2.2. CAPITAL Deliveries at Closing. At the Closing, CAPITAL shall deliver the following items:

     5.2.2.1 either (A) certificates representing the CAPITAL Shares, duly issued to the Shareholders as listed on Schedule A attached hereto, or (B) a copy of a letter from CAPITAL to its transfer agent instructing such transfer agent to issue the certificates representing the CAPITAL Shares to the Shareholders as listed on Schedule A.

     5.2.2.2 resignations of CAPITAL Officers and Directors and a resolution appointing HARVARD's designated Officers and Directors.

6    CONDITIONS TO OBLIGATIONS TO CLOSE

     6.1 Conditions to Obligations of Shareholders to Close. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of CAPITAL shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing date, that CAPITAL shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     6.2 Conditions to Obligations of CAPITAL. The obligations of CAPITAL to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the conditions that the representations and warranties of the Shareholders shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, that the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. In addition, HARVARD must be in receipt of a commitment for a warehouse or other line of credit in the minimum amount of $15,000,000 obtained by or through Sands Brothers & Co. Ltd.

7    INDEMNIFICATION

     7.1 Indemnification. Shareholders agree to indemnify, defend and hold the CAPITAL shareholders, CAPITAL, its officers and directors, harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by HARVARD Shareholder to perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Shareholders under this Agreement.

     7.2 Indemnification. CAPITAL agrees to indemnify, defend and hold Shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by CAPITAL to perform any of its material representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by CAPITAL under this Agreement.

     7.3 Notice and Opportunity to Defend. If there occurs an event which any Party asserts is an indemnifiable event, the Party seeking indemnification shall notify the Party obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Party seeking indemnification will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) days period, such Indemnifying Party shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnifying Party shall provide reasonably satisfactory to the Party seeking indemnity, such matter and the Indemnifying Party shall provide the Party seeking indemnification with such assurances as may be reasonably required by the latter to assure that the Indemnifying Party will assume, and be responsible for, the entire liability issue. If such Indemnifying Party does not respond within such thirty (30) day period and rejects responsibility for such matter in whole or in part, the Party seeking indemnification shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such Party under applicable law. The Party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. In any event, the Party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Party seeking indemnification. If, however, the Party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Party seeking indemnification. In such event, the obligation of the Indemnifying Party to the Party seeking indemnification shall be equal to the lesser of (i) the amount of the offer of settlement which the Party seeking indemnification refused to accept plus the costs and expenses of such Party prior to the date the Indemnifying Party notifies the Party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the Party seeking indemnification is obligated to pay as a result of such Party's continuing to pursue such an offer. An Indemnifying Party shall be entitled to recover from the Party seeking indemnification any additional expenses incurred by such Indemnifying Party as a result of the decision of the Party seeking indemnification to pursue such matter.

8    MISCELLANEOUS

     8.1 Costs. Each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary or related measures, including without limitation, costs of attorneys fees, accountants fees, filing fees, or other costs or expenses, without right or recourse from the other.

     8.2 Additional Documentation. The parties acknowledge that further agreements and documents, in addition to the Exhibits appended hereto, may be required in order to effect the transactions contemplated hereunder. Each party agrees to provide and execute such other and further agreements or documentation as, in the opinions of respective counsel, are reasonably necessary to effect the transactions contemplated hereunder and to maintain regulatory and legal compliance.

     8.3 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

     8.4 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     8.5 Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

     8.6 Time of Essence. Time is of the essence of this Agreement and of each and every provision.

     8.7 Choice of Law. This Agreement and its application shall be governed by the laws of the State of New Jersey.

     8.8 Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     8.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         If to CAPITAL, to it at:
         ------------------------
         George G. Chachas, Esq.
         George G. Chachas, P.C.
         4180 La Jolla Village Drive, Suite 500
         La Jolla, California 92037

         If to Shareholders, to them at:
         -------------------------------
         Harvard Financial Services, Inc.
         1600 Medford Plaza
         Route 70 & Hartford Road
         Medford, New Jersey 08055

         with a copy to:
         --------------------
         William N. Levy, Esq.
         Levy & Levy, P.A.
         Plaza 1000, Suite 309, Main Street
         Voorhees, NJ 08043

     8.10 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.12 Brokers. The parties hereto represent that no other broker has brought about this Agreement, and no other finder's fee has been paid or is payable by either party, except for the broker whose name is set forth on Exhibit 10.12, and whose fee shall be paid by the Shareholders. Each party hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any other broker.

     8.13 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall survive the Closing.

     AGREED AND ACCEPTED as of the date first above written.

                                 CAPITAL ADVISORS ACQUISITION CORP.

                                   /S/ Thomas R. Brooksbank
                                   ----------------------------------
                                   By: Thomas R. Brooksbank
                                   Its: President and Chief Financial Officer
ATTEST:

/S/ George G. Chachas
--------------------------
By: George G. Chachas
Its: Secretary

SHAREHOLDERS  OF  HARVARD  FINANCIAL   SERVICES,   INC.  WHO  WILL  WARRANT  THE
REPRESENTATIONS HEREIN:

                                   First Jersey

/S/ Stanton M. Pikus               /S/ Louis Kassen
---------------------------        ---------------------------------
                                   By: Louis Kassen
                                   Its: Secretary

/S/ Ronald G. Stover               /S/ William N. Levy
---------------------------        ---------------------------------

/S/ Kevin Mc Andrew
---------------------------        ---------------------------------

/S/ Jeff Kassen
---------------------------        ---------------------------------

/S/ Alan Manin
---------------------------

NON-WARRANTING  HARVARD SHAREHOLDER  SIGNATURE PAGE for Agreement Concerning the
Exchange  of  Stock  between  Capital   Advisors   Acquisition   Corp.  and  the
Shareholders of Harvard Financial Services, Inc.

The undersigned shareholders of Harvard Financial Services, Inc. execute this Agreement solely for the purpose of affirming the following and for no other purpose.

     Delivery of Harvard Stock

     Each Harvard Shareholder signing hereto hereby agrees to sell, assign, transfer and deliver and does hereby sell, assign, transfer and deliver to CAPITAL, and CAPITAL agrees to acquire and accept from each Harvard Shareholder, upon the terms and conditions set forth in this Agreement, complete, absolute and unencumbered right, title and interest in and to the Harvard Shares held by each Harvard Shareholder.

     Consideration.

     The entire consideration to be paid to Harvard Shareholders in exchange for the transfer, assignment and deliver of the Harvard Shares is common shares of the authorized but unissued capital stock of CAPITAL as allocated on Schedule A to each shareholder.

     Exchange of Shares

     At the Closing Date as defined in this Agreement, CAPITAL shall deliver to Harvard Shareholders, in accordance with Schedule A, 10,250,000 shares of the authorized but unissued capital stock of CAPITAL (the "Capital Shares"). The exchange of shares contemplated by this Agreement is intended to result in a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code. The Harvard Shareholders agree to assist CAPITAL in adopting and filing any documentation necessary to comply with the Code in order to preserve the tax-free treatment of the within exchange of shares.

     Investment Representation.

     The Shares being acquired by Harvard Shareholders hereunder are being acquired for investment purposes only and not with a view towards resale or redistribution and no person or entity has any beneficial interest in such shares except the Harvard Shareholders. The Shares being acquired have not been registered under the Securities Act of 1933 as amended (the "Securities Act") and Harvard Shareholders acknowledge and agree that they may not sell, offer, transfer, hypothecate or convey such shares except pursuant to a registration statement pursuant to the Securities Act or an exemption therefrom. Such shares shall be issued with the following legend and shall be subject to a stock transfer order delivered by the Company to the transfer agent, such legend to be as follows:

The shares represented by this certificate have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration for these shares under such Act or an opinion of the Company's counsel that such registration is not required under said Act.



-----------------------------------        ------------------------------------


-----------------------------------        ------------------------------------

                                   SCHEDULE A

                          LIST OF HARVARD SHAREHOLDERS


Shareholder Name/Address     Number of Harvard Shares  Number of Capital Shares
------------------------     ------------------------  ------------------------
** To be supplied prior to Closing.

                                   EXHIBIT 1.2

                                INVESTMENT LETTER


CAPITAL ADVISORS ACQUISITION CORP.
c/o George G. Chachas, Esq.
George G. Chachas, P.C.
4180 La Jolla Village Drive, Suite 500
La Jolla, California 92037

Page

Re:  INVESTMENT LETTER

Gentlemen:

     The undersigned having acquired by a stock-for-stock exchange a certain amount of the total 10,250,000 restricted shares of common stock of CAPITAL ADVISORS ACQUISITION CORP., a Delaware corporation (the "Company"), par value $.0001 per share (the "Securities"), hereby represents to the Company that:

     1. The Securities which are being acquired by the undersigned are being acquired for the undersigned's own account and for investment and not with a view to the public resale or distribution thereof.

     2. The undersigned will not sell, transfer or otherwise dispose of the Securities unless, in the opinion of the Company's counsel, such disposition conforms with applicable securities laws requirements.

     3. The undersigned is aware that the Securities are "restricted securities" as that term is defined in Rule 144 (the "Rule") promulgated under the Securities Act of 1933, as amended (the "Act").

     The undersigned acknowledges that the undersigned has had an opportunity to ask questions of and receive answers from duly designated representatives of the Company concerning the finances of the Company and the proposed business plan of the Company.

     The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

CAPITAL ADVISORS ACQUISITION CORP.
Page 2
Investment Letter
------------------------------------------------------------------------------

     The undersigned further acknowledges that the undersigned is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144 (the "Rule"). The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If and when the Rule is available to the undersigned, the undersigned may make only sales of the Securities in accordance with the terms and conditions of the rule (which may limit the amount of Securities that may be sold).

     By reason of the undersigned's knowledge and experience in financial and business matters in general, and investments in particular, the undersigned is capable of evaluating the merits and risks of an investment by the undersigned in the Securities.

     The undersigned is capable of bearing the economic risks of an investment in the Securities. The undersigned fully understands the speculative nature of the Securities and the possibility of loss.

     The undersigned's present financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

     Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear a restrictive legend.

     The undersigned further agrees that the Company shall have the right to issue stop-transfer instructions to its transfer agent until such time as sale is permitted under Security Laws and acknowledges that the Company has informed the undersigned of its intention to issue such instructions.

                                            Very truly yours,

                                            ---------------------------------
                                            Undersigned

                                            ---------------------------------
                                            Date:

                                            ---------------------------------
                                            Address


                                            ---------------------------------
                                            Social Security Number

                                   EXHIBIT 2.4

                             OFFICERS AND DIRECTORS

President:        .................. Louis Kassen
Secretary:        .................. William N. Levy
Vice President &
Chief Operating Officer: ........... Ronald Stover
Directors:        .................. Louis Kassen
                  .................. William N. Levy, Esq.
                  .................. Stanton M. Pikus

                                   EXHIBIT 2.5

                              FINANCIAL STATEMENTS

                              DECEMBER 31, 1996/95

                          XCEL FINANCIAL SERVICES, INC.
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                    CONTENTS

                                                                       Page(s)
INDEPENDENT AUDITORS' REPORT                                                1

FINANCIAL STATEMENTS

Balance Sheets                                                          2 & 3

Statements of Operations                                                    4

Statements of Deficit                                                       5

Statements of Cash Flows                                                    6

Notes to Financial Statements                                        7, 8 & 9

                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
XCEL Financial Services, Inc.
1400 Medford Plaza
Medford, N.J. 08055

     We have audited the accompanying balance sheets of XCEL Financial Services, Inc. as of December 31, 1996 and 1995, and the related statements of operations, deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principle used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XCEL Financial Services, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flow for the years then ended in conformity with generally accepted accounting principles.

BARATZ & ASSOCIATES, P.A.

April 24, 1997

                          XCEL FINANCIAL SERVICES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995



                                                   1995                 1996
                                                  -----------------------------
Assets
------
Cash and cash equivalents                         $ 25,587           $ 140,742

 Loans receivable, net of allowance
 for loan losses of $15,000 for 1996
 and $4,500 for 1995     (Note 1)                  682,526             260,808

 Due from related parry  (Note 2)                   95,592              47,221

 Deferred income taxes   (Note 1)                    3,398

 Security Deposit                                      400
                                                 ------------------------------
     Total Assets                                $ 807,702          $  448,771
                                                 ==========         ===========





   The accompanying notes are an integral part of these financial statements.

                          XCEL FINANCIAL SERVICES, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1995


                                                   1995                 1996
                                                  -----------------------------
Liabilities and Stockholders' Equity
------------------------------------
  Liabilities
  Accrued expenses                 (Note 2)         $ 34,363           $ 9,025
  Holdback to customers            (Note 3)          413,775            88,761
  Unearned discounts               (Note 5)           72,730            50,175
  Income taxes payable             (Note 1)            7,735             3,800
                                                  -----------------------------
     Total Liabilities                               528,504           151,751
                                                  -----------------------------

Stockholders' Equity:
--------------------
  Convertible preferred stock, $1.00  (Note 4)
    par value Class a, non-voting,
    5,000,000 Shares authorized ,
    320,000 issued and outstanding                   320,000           320,000
  Common stock, $.000' par value,     (Note 5)
    20,000,000 shares authorized;
    3,395,000 issued and outstanding                     340               340
  Deficit                                           ( 41,242)         ( 23,330)
                                                 ------------------------------
     Total Stockholders' Equity                      279,098           297,010
                                                 ------------------------------

     Total Liabilities and Stockholders' Equity     $807,702         $ 448,774
                                                 ==============================



   The accompanying notes are an integral part of these financial statements.

                          XCEL FINANCIAL SERVICES, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1995 AND 1995



                                                   1995                 1996
                                                  -----------------------------
Revenues
--------
  Discount on loans                (Note 1)         $ 64,215           $ 6,412
  Interest or loans                (Note 1)           42,984             4,625
  Loan fees                                            5,381               399
  Other interest income                                7,928             7,923
                                                  -----------------------------

     Total Revenue                                   115,153            19,364
                                                  -----------------------------

Expenses
--------
  Provision for credit losses                         10,500             4,500
  Selling                                             23,060             1,420
  General and administrative       (Note 2)           60,255             3,010
                                                  -----------------------------

     Total Expenses                                   93,826             8,930
                                                  -----------------------------

Income Before Income Taxes                            22,237            10,434
--------------------------

Income Taxes                       (Note 6)            4,333             3,800
------------                                      -----------------------------

Net Income                                          $ 17,989           $ 5,534
----------                                        =============================



     The accompanying notes are an integral part of these financial statements.

                          XCEL FINANCIAL SERVICES, INC.
                              STATEMENTS OF DEFICIT
                     YEARS ENDED DECEMBER 31, 1995 AND 1995



  Balance, January 1, 1995                        $        0

  Add net income for the year                          6,634

  Less dividend distributions                        (29,964)

  Balance, December 31, 1996                         (23,330)

  Add net income for the year                         17,989

  Less dividend distributions                        (35,901)

  Balance, December 31, 1995                       $ (41,242)
                                                   ==========




   The accompanying notes are an integral part of these financial statements.

                          XCEL FINANCIAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1995 AND 1995

                                                   1995                 1996
                                                  -----------------------------

Cash Flows From Operating Activities
------------------------------------
  Net income                                        $ 17,989           $ 6,634

  Adjustments To Reconcile Net Income To Net
  Cash Used In Operating Activities
  -------------------------------------------
  Provision for credit losses                         10,500             4,500

  Changes In Operating Assets And Liabilities
  -------------------------------------------
  Increase in accounts receivable                   (432,218)         (255,398)
  Increase in due from related party                ( 48,470)         ( 47,221)
  Increase in deferred income taxes                 (  3,398)
  Increase in security deposit                      (    400)
  Increase in accrued expenses                        25,338             9,025
  Increase in holdback to customers                  325,761            88,761
  Increase in unearned discounts                      22,555            50,175
  Increase in income taxes payable                     3,936             3,800
                                                  -----------------------------

  Net Cash Used In Operating Activities             ( 79,154)         (149,534)
  -------------------------------------           -----------------------------

  Net Cash Flows From Financing Activities
  ----------------------------------------
  Proceeds from issuance of preferred stock                            320,000
  Proceeds from issuance of common stock                                   340
  Dividend distributions                            ( 35,901)        (  29,964)
                                                  -----------------------------

  Net Cash (Used In) Provided By Financing
  Activities                                        ( 35,901)          290,375
  ----------------------------------------        -----------------------------

  Net (Decrease) Increase In Cash and
  Cash Equivalents                                  (115,055)          140,742
  ----------------------------------------        -----------------------------

  Cash and Cash Equivalents, Beginning               140,742                 0
  ----------------------------------------        -----------------------------

  Cash and Cash Equivalents, Ending                 $ 25,687         $ 140,742
  ----------------------------------------        -----------------------------

  Supplemental Cash Flow Information (Note 7)

   The accompanying notes are an integral part of these financial statements.

                          XCEL FINANCIAL SERVICES INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

1.   Summary of Significant Accounting Policies

     Nature of Operations

     XCEL financial Services, Inc. Purchases installment races through its office in Bedford, NJ. The terms of the installment notes are based on contracts with various educational institutions throughout the United States.

     Use of Estimates

     The preparation of financial statements in conformity with general accepted accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the period. The ultimate outcome and actual results could differ from those estimates.

     Cash and Cash Equivalents

     For purposes of the statements of cash flows, cash equivalents include time deposits and all highly liquid debt instruments with original maturities of 3 months or less.

     Loan Receivables

     Loan receivables that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are resorted at their outstanding unpaid principal balances reduced by any chargeoffs.

     Allowance for loan losses is increased by charges to income and decreased by chargeoffs. Management's periodic evaluation of the adequacy of the allowance is based on the Company's mast lean loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, and current economic conditions.

     Revenue Recognition

     The Company records interest income and loan discounts ratably over the term of the loans which run for approximately twelve to eighty four months. Receivables for consumer loans are recorded when the contract is purchased. Unearned discount income represents revenue to be recognized over the term of the loans.

     Income Taxes

     The Company uses Statement of Financial Accounting Standards No. 109 "Accounting For Income Taxes" (SFAS No. 109) in reporting deferred income taxes. SEAS No. 109 requires a company to recognize deferred tax liabilities and assets for the excepted future income tax consequences of events that -are been recognized in tile company's financial statement. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the veers in which the temporary differences are expected to reverse.

2.   Related Party Transactions

     The Company leases office space under a month to month operating lease from a company that owns stock in XCEL Financial Services Inc. Rent expense for the year ended December 31, 1995 was $8,64O. This amount is included in accrued expenses at December 31, 1396. The Company Purchased severe' loans receivable from a company that owns stock in XCEL Financial Services, Inc. The amount due from the collections on those receivables at December 31, 1995 was $47,221 and it increased by $48,470 during 1996. At December- 31, 1995, the amount due from this company was $95,691.

3.   Holdback to Customers

     Based on contracts with educational institutions, the Company is entitled to holdback a Percentage of the loans receivable until certain requirements have been met. The amount held back is required to be deposited in separate accounts on behalf of the educational institutions. At December 31, 1996, the Company did not maintain separate accounts on behalf of the educational institutions and did not have enough cash to fund these accounts.

4.   Convertible Preferred Stock

     During 1995, the Company issued through a private placement, 320,000 shares of Class A 11.25% non-voting, cumulative convertible preferred stock at a par value of $1.00 per share. Dividends are payable quarterly, in arrears, on March 31, June 30, September 30 and December 31.

5.   Common Stock

     During 1995, the Company issued 3,395,000 shares of its common stock: at a par value or $.0001 per share.

6.   Income Taxes

     Income taxes for the year ended  December 31, 1996 and 1995 are as follows:


                                                   1995                 1996
                                                  -----------------------------
                         Current
                         --------
                         Federal                  $  4,662           $   2,375
                         State                       3,074               1,425
                                                  -----------------------------
                                                     7,730               3,800

                         Deferred
                         ---------
                         Federal                    (2,048)
                         State                      (1,350)
                                                  -----------------------------
                                                    (3,398)
                                                  -----------------------------
                                                  $  4,338            $  3,800
                                                  =============================

     The deferred income tax asset in the amount of $3,398 at December 31, 1996 is due to using different accounting methods for financial reporting and income tax reporting for the allowance for loan losses.

7.   Supplemental Cash Flow Information

     Cash paid during the years ended December 31, 1996 and 1995 for taxes were $3,800 (1996) and $0 (1995).

8.   Subsequent Evens

     On March 5, 1997, the Board of Directors approved the issuance of six-month notes, paying interest of 20% per annum, with a common stock kicker of l share of common stock for every $2 loaned up to $250,000. The Company is encumbered for $230,000 from this offering.

     On March 21 and April 7, 1997, the Board of Directors approved the issuance of an additional 392,500 shares of restricted common stock for Job performance and commitment to four (4) individuals: William Levy 300,000 shares; Ronald Stover 50,000 shares; Michael Woloshin 32,500 shares; and Mark Dougherty 10,000 shares.

     On April 24, 1997, the Board of Directors approved a name chance for the Company due to the numerous companies in the industry that have similar names. The Company's new name is Harvard Financial Services, Inc.

                                 EXHIBIT 2.5(a)

                              FINANCIAL STATEMENTS

                                  JUNE 30, 1997

                        HARVARD FINANCIAL SERVICES, INC.
                                  BALANCE SHEET
                               AS OF JUNE 30, 1997


                                                                     1997
                                                                 --------------
Assets
--------
Cash and cash equivalents                                        $      11,048
Loans receivable, net of allowance for
   loan losses of $15,000                                            1,343,975

Due from related party                                                  14,057

Equipment, net of accumulated
   depreciation of $904                                                 14,772

Deferred income taxes                                                    3,398

Security deposit                                                           400

Other assets                                                               115
                                                                 --------------                                          ---
Total Assets                                                     $   1,387,765
                                                                 ==============


                        HARVARD FINANCIAL SERVICES, INC.
                                  BALANCE SHEET
                               AS OF JUNE 30, 1997


                                                                     1997
                                                                 --------------
Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
------------

Notes payable                                                    $     230,000
Accrued expenses                                                        30,653
Holdback to customers                                                  684,093
Unearned discounts                                                     124,694
Income taxes payable                                                     3,936
                                                                 --------------
     Total Liabilities                                               1,073,376
                                                                 --------------

Stockholders' Equity:
---------------------

Convertible  preferred  stock,  $1.00
  par value Class A,  non-voting, 5,000,000
  shares authorized, 320,000 issued
  and outstanding                                                $     320,000

Common stock, $.0001 par value,
  20,000,000 shares authorized; 4,550,000
  issued and outstanding                                                   455
Deficit                                                                 (6,066)
                                                                 --------------
     Total Stock holders' Equity                                       314,389
                                                                 --------------

     Total Liability and Stockholders' Equity                    $    1,387,765
     ----------------------------------------                    ==============

                  HARVARD FINANCIAL SERVICES, INC.
                             STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997


                                                                     1997
                                                                 --------------
Revenues
--------

Discount on loans                                                $      15,416
Interest on loans                                                       87,439
Loan fees                                                                6,467
                                                                 --------------                                       -----
     Total Revenue                                                     109,322

Expenses
--------

Selling                                                          $      27,135
General and administrative                                              46,335
                                                                 --------------                                       ------
     Total Expenses                                                     73,470
                                                                 --------------
Income Before Income Taxes                                       $      35,852
                                                                 ==============


                                  EXHIBIT 2.18

                          MATERIAL CONTRACTS OF HARVARD

** Previously supplied.

                                  EXHIBIT 10.12

                                     BROKERS

                          STEPHEN M. ROBINSON, ESQUIRE